    This document contains 6 pages.  The exhibit index is located on page 4.
     As filed with the Securities and Exchange Commission on June 18, 1999.

                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                     NABI
              (Exact name of issuer as specified in its charter)

           Delaware                                      59-1212264
  (State or other jurisdiction              (I.R.S. employer identification no.)
of incorporation or organization)

       5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida  33487
                   (Address of principal executive offices)

                           -------------------------

                     STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                             (Full title of plan)

                              -------------------

             David J. Gury                        Copies of communications to:
                 Nabi                              Constantine Alexander, Esq.
   5800 Park of Commerce Boulevard, N.W.         Nutter, McClennen & Fish, LLP
        Boca Raton, Florida  33487                 One International Place
            (561) 989-5800                     Boston, Massachusetts  02110-2699
       (Name, address and telephone                      (617) 439-2000
       number of agent for service)



                              -------------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                 Proposed              Proposed
                                                                  maximum               maximum
 Title of each class of securities to      Amount being        offering price      aggregate offering        Amount of
           be registered                  registered (1)         per share               price            registration fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.10 par value per share                  150,000 Shares           $2.88(2)            $432,000(2)            $120.10(2)
============================================================================================================================

(1) This Registration Statement covers 150,000 shares of Common Stock which may be issued under Nabi's Stock Plan for Non-Employee Directors. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated pursuant to Rules 457(c) and (h) under the Securities Act of 1933 based upon the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on June 17, 1999.

================================================================================

                        ------------------------------

   In accordance with General Instruction E to Form S-8, the contents of the registrant's Registration Statement on Form S-8 (File No. 33-60795) relating to the registrant's Stock Plan for Non-Employee Directors (the "Prior Form S-8") are incorporated by reference in this Registration Statement.


                        ------------------------------

     In accordance with General Instruction E to Form S-8, the following information is not contained in the Prior Form S-8:


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.
         --------

     See the exhibit index immediately preceding the exhibits attached hereto.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 18th day of June 1999.

                                  NABI


                                  By: /s/ David J. Gury
                                     --------------------------------------
                                     David J. Gury
                                     Chairman, President and Chief
                                     Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signatures                         Title                           Date
           ----------                         -----                           ----
        /s/ David J. Gury           Chairman of the Board, President,     June 18, 1999
----------------------------------      Chief Executive Officer
           David J. Gury

      /s/ Thomas H. McLain            Senior Vice President, Corporate    June 18, 1999
----------------------------------  Services and Chief Financial Officer
        Thomas H. McLain

     /s/ Lorraine M. Breece         Senior Director of Finance and        June 18, 1999
----------------------------------   Principal Accounting Officer
       Lorraine M. Breece

     /s/ Joseph C. Cook, Jr.                  Director                    June 18, 1999
----------------------------------
       Joseph C. Cook, Jr.

    /s/ Richard A. Harvey, Jr.                Director                    June 18, 1999
----------------------------------
      Richard A. Harvey, Jr.

      /s/ David L. Castaldi                   Director                    June 18, 1999
----------------------------------
        David L. Castaldi

      /s/ David A. Thompson                   Director                    June 18, 1999
----------------------------------
        David A. Thompson

      /s/ George W. Ebright                   Director                    June 18, 1999
----------------------------------
        George W. Ebright

        /s/ Linda Jenckes                     Director                    June 18, 1999
----------------------------------
          Linda Jenckes

                                 EXHIBIT INDEX


Exhibit No.    Title                                             Page
----------     -----                                             ----


Exhibit 4.1    Stock Plan for Non-Employee Directors, as          *
               amended to date (incorporated by reference to Nabi's definitive proxy statement relating to its 1999 annual meeting of stockholders)


Exhibit 5      Opinion of Nutter, McClennen & Fish, LLP           5


Exhibit 23.1   Consent of Nutter, McClennen & Fish, LLP           Contained in
                                                                  Exhibit 5


Exhibit 23.2   Consent of PricewaterhouseCoopers LLP              6